UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2015

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 3, 2015, the United States District Court for the District of Delaware (the “Court”) issued its determinations concerning several pending motions for summary judgment in Case Nos. 12-1036-SLR; 12-1200-SLR; and 12-1300-SLR filed by Butamax Advanced Biofuels, LLC (“Butamax”). Specifically, the Court denied all of Butamax’s motions for summary judgment that Gevo, Inc. (the “Company”) infringed various claims of U.S. Patent Nos. 8,241,878 (the “’878 Patent”), 8,273,558 (the “’558 Patent”) and 8,283,144 (the “’144 Patent”). The Court also granted one of the Company’s motions for summary judgment of invalidity regarding the asserted claims of the ’878 Patent, finding that the claims are not definite. Finally, the Court granted the Company’s motion for summary judgment that claim 3 of the ’878 Patent was not infringed under the doctrine of equivalents, and the Court granted the Company’s motion for summary judgment of no willful infringement. Disputes of fact regarding infringement and invalidity of the asserted claims of the ’144 Patent and the ’558 Patent remain unresolved and are set to be determined during a trial to be held on August 24, 2015.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Memorandum Opinion, dated August 3, 2015.

99.2	Order, dated August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
Chief Legal Officer, General Counsel and Secretary

Date: August 4, 2015